UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2017

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

39 Old Ridgebury Road

Danbury, CT 06180

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Completion of Acquisition or Disposition of Assets

On December 19, 2017, Tauriga Sciences, Inc. (the “Company”) reached an agreement with E3 Consulting Inc., an Englewood, CO based business (“E3”) to settle an existing Company balance sheet liability of $177,883.71 to E3 for a one-time cash payment of $15,000 and a one-time issuance of 5,000,000 shares of Common Stock of the Company, which are restricted securities as defined by the Securities Act of 1933, as amended. This liability dated back to a consulting agreement entered into by the Company’s predecessor (Novo Energies Corp.) with E3 in 2010.

This liability has been maintained in accounts payable on the Company’s balance sheet. Accordingly, as a result of the above-referenced settlement, the Company expects that this liability will be removed from its balance sheet by or before December 31, 2017 (the final date of its 3rd Fiscal Quarter of 2017).

The press release announcing the settlement of the above-described liability is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 8.01	Other Events

On December 15, 2017, the Company engaged the national law firm of Nixon Peabody LLP in New York to provide legal services to the Company in connection with its SEC filing obligations and securities related matters.

Item 9.01	Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2017

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer